Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2013

Q4 2013 Financial Highlights

•	Revenue: $504.9 million

•	GAAP earnings per share: $0.36

•	Non-GAAP earnings per share: $0.56

FY 2013 Financial Highlights

•	Revenue: $1.962 billion

•	GAAP earnings per share: $1.58

•	Non-GAAP earnings per share: $2.44

•	Cash flow from operations: $496.7 million

•	Ending cash balance: $1.022 billion

MOUNTAIN VIEW, Calif. – Dec. 4, 2013 – Synopsys, Inc. (Nasdaq: SNPS), a global leader providing software, IP and services used to accelerate innovation in chips and electronic systems, today reported results for its fourth quarter and fiscal year 2013.

For the fourth quarter of fiscal 2013, Synopsys reported revenue of $504.9 million, compared to $454.2 million for the fourth quarter of fiscal 2012. Revenue for fiscal year 2013 was $1.962 billion, an increase of 11.7 percent from $1.756 billion in fiscal 2012.

“Synopsys achieved excellent results in fiscal year 2013, and we are seeing strong product and customer momentum,” said Aart de Geus, chairman and co-CEO of Synopsys. “Amid a landscape characterized by a mix of economic uncertainty and aggressive investment in designs, Synopsys is in a very strong competitive position, as many key customers rely on us to accelerate their differentiation and speed their time to market.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2013 was $56.9 million, or $0.36 per share, compared to $29.1 million, or $0.19 per share, for the fourth quarter of fiscal 2012. GAAP net income for fiscal year 2013 was $247.8 million, or $1.58 per share, compared to $182.4 million, or $1.21 per share, for fiscal 2012.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2013 was $88.3 million, or $0.56 per share, compared to non-GAAP net income of $72.4 million, or $0.47 per share, for the fourth quarter of fiscal 2012. Non-GAAP net income for fiscal 2013 was $381.4 million, or $2.44 per share, compared to non-GAAP net income of $315.5 million, or $2.10 per share, for fiscal 2012. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the first quarter and full fiscal year 2014. These targets do not include any future acquisition costs that may be incurred in fiscal year 2014. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal Year 2014 Targets:

•	Revenue: $475 million – $485 million

•	GAAP expenses: $422 million – $444 million

•	Non-GAAP expenses: $377 million – $387 million

•	Other income and expense: $6 million – $8 million

•	Tax rate applied in non-GAAP net income calculations: approximately 24 percent

•	Fully diluted outstanding shares: 154 million – 158 million

•	GAAP earnings per share: $0.30 – $0.38

•	Non-GAAP earnings per share: $0.51 – $0.53

Full Fiscal Year 2014 Targets:

•	Revenue: $2.06 billion – $2.085 billion

•	Other income and expense: $7 million – $10 million

•	Tax rate applied in non-GAAP net income calculations: approximately 24 percent

•	Fully diluted outstanding shares: 154 million – 158 million

•	GAAP earnings per share: $1.69 – $1.82

•	Non-GAAP earnings per share: $2.55 – $2.60

•	Cash flow from operations: $425 million – $450 million

•	Revenue from beginning of year backlog: approximately 75 percent

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, including inventory fair value adjustments, (iv) other significant items, including facilities restructuring and the effect of tax settlements with tax authorities, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Fourth Quarter and Fiscal Year 2013 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2013 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
GAAP net income	$56,890	$29,081	$247,800	$182,402
Adjustments:
Amortization of intangible assets	30,546	28,355	127,503	99,859
Stock compensation	17,791	17,336	67,511	71,414
Acquisition-related costs	1,286	7,861	5,276	43,600
Inventory fair value adjustment	2,720	919	6,432	919
Facility restructuring charges	31	—	(178)	470
Tax settlement impacts	1,581	—	(1,130)	(36,882)
Tax adjustments	(22,557)	(11,187)	(71,797)	(46,255)

Non-GAAP net income	$88,288	$72,365	$381,417	$315,527

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
GAAP net income per share	$0.36	$0.19	$1.58	$1.21
Adjustments:
Amortization of intangible assets	0.19	0.18	0.81	0.66
Stock compensation	0.11	0.11	0.43	0.48
Acquisition-related costs	0.01	0.05	0.04	0.30
Inventory fair value adjustment	0.02	0.01	0.04	0.01
Facility restructuring charges	0.00	—	(0.00)	0.00
Tax settlement impacts	0.01	—	(0.01)	(0.25)
Tax adjustments	(0.14)	(0.07)	(0.45)	(0.31)

Non-GAAP net income per share	$0.56	$0.47	$2.44	$2.10

Shares used in calculation	157,039	153,271	156,601	150,280

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2014 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending January 31, 2014 (1)
	Low	High
Target GAAP expenses	$422,000	$444,000
Adjustments:
Estimated impact of amortization of intangible assets	(27,000)	(35,000)
Estimated impact of stock compensation	(18,000)	(22,000)

Target non-GAAP expenses	$377,000	$387,000

	Range for Three Months
	Ending January 31, 2014 (1)
	Low	High
Target GAAP earnings per share	$0.30	$0.38
Adjustments:
Estimated impact of amortization of intangible assets	0.22	0.17
Estimated impact of stock compensation	0.14	0.12
Estimated impact of tax settlement	(0.06)	(0.06)
Net non-GAAP tax adjustments	(0.09)	(0.08)

Target non-GAAP earnings per share	$0.51	$0.53

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2014 Targets

	Range for Fiscal Year
	Ending October 31, 2014 (1)
	Low	High
Target GAAP earnings per share	$1.69	$1.82
Adjustments:
Estimated impact of amortization of intangible assets	0.74	0.69
Estimated impact of stock compensation	0.53	0.48
Acquisition-related costs	—	—
Inventory fair value adjustment	—	—
Facility restructuring charges	—	—
Estimated impact of tax settlement	(0.06)	(0.06)
Net non-GAAP tax adjustments	(0.35)	(0.33)

Target non-GAAP earnings per share	$2.55	$2.60

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

(1)	Synopsys’ first quarter and fiscal year end on February 1, and November 1, 2014, respectively. For presentation purposes, the periods refer to the closest calendar month end.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 308548 beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter fiscal 2014 in February 2014. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the first quarter fiscal year 2014 earnings call in February 2014, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the first quarter of fiscal 2014 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the fourth quarter and fiscal 2013 in its annual report on Form 10-K to be filed by January 2, 2014.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) accelerates innovation in the global electronics market. As a leader in electronic design automation (EDA) and semiconductor IP, its software, IP and services help engineers address their design, verification, system and manufacturing challenges. Since 1986, engineers around the world have been using Synopsys technology to design and create billions of chips and systems. Learn more at http://www.synopsys.com.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Non-GAAP Operating Results,” and certain other statements, including statements regarding customer demand for our technology and predictable business model, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. In addition, certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry and among our customers;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•

Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes and the difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, including delays in customer orders, potential loss of customers, key employees, partners or vendors, customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	adverse changes in the relationships between Synopsys and key participants in the complex semiconductor ecosystem, including major foundries and intellectual property providers;

•	litigation;

•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of products or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending January 31, 2014; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2014; and cash flow from operations on a GAAP basis for fiscal year 2014 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized in Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) fluctuations in foreign currency exchange rates, (ix) general economic conditions, and (x) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2013. Furthermore, Synopsys’ actual tax rates applied to income for the first quarter and fiscal year 2014 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government.

Finally, Synopsys’ targets for outstanding shares in the first quarter and fiscal year 2014 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2013	2012	2013	2012
Revenue:
Time-based license	$412,926	$367,038	$1,599,464	$1,449,300
Upfront	36,493	28,869	132,018	105,137
Maintenance and service	55,456	58,306	230,732	201,580

Total revenue	504,875	454,213	1,962,214	1,756,017
Cost of revenue:
License	72,992	60,082	268,910	232,811
Maintenance and service	21,264	19,430	80,338	78,607
Amortization of intangible assets	24,853	23,012	104,304	81,255

Total cost of revenue	119,109	102,524	453,552	392,673

Gross margin	385,766	351,689	1,508,662	1,363,344
Operating expenses:
Research and development	175,057	153,568	669,197	581,628
Sales and marketing	114,913	111,385	425,982	415,629
General and administrative	39,089	41,903	143,791	157,459
Amortization of intangible assets	5,693	5,343	23,199	18,604

Total operating expenses	334,752	312,199	1,262,169	1,173,320

Operating income	51,014	39,490	246,493	190,024
Other income, net	8,043	3,242	29,173	11,111

Income before income taxes	59,057	42,732	275,666	201,135
Provision for income taxes	2,167	13,651	27,866	18,733

Net income	$56,890	$29,081	$247,800	$182,402

Net income per share:
Basic	$0.37	$0.19	$1.62	$1.24
Diluted	$0.36	$0.19	$1.58	$1.21
Shares used in computing per share amounts:
Basic	154,369	150,149	153,319	146,887

Diluted	157,039	153,271	156,601	150,280

(1)	Synopsys’ fourth quarter of fiscal 2013 and 2012 ended on November 2, 2013 and November 3, 2012, respectively. For presentation purposes, we refer to periods ended October 31. Synopsys’ first quarter of fiscal 2012 included an extra week; its fiscal 2013 and fiscal 2012 were 52-week and 53-week years, respectively.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2013	October 31, 2012
ASSETS:
Cash and cash equivalents	$1,022,441	$700,382
Accounts receivable, net	256,026	292,668
Deferred income taxes	92,058	74,712
Income taxes receivable and prepaid taxes	18,277	17,267
Prepaid and other current assets	59,175	55,627

Total current assets	1,447,977	1,140,656
Property and equipment, net	197,600	191,243
Goodwill	1,975,971	1,976,987
Intangible assets, net	335,425	466,322
Long-term prepaid taxes	7,935	9,429
Long-term deferred income taxes	243,066	239,412
Other long-term assets	150,961	123,607

Total assets	$4,358,935	$4,147,656

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$358,197	$383,093
Accrued income taxes	7,168	4,682
Deferred revenue	827,554	834,864
Short-term debt	30,000	30,000

Total current liabilities	1,222,919	1,252,639
Long-term accrued income taxes	53,064	52,645
Long-term deferred revenue	54,736	67,184
Long-term debt	75,000	105,000
Other long-term liabilities	164,939	126,217

Total liabilities	1,570,658	1,603,685
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 154,169 and 150,899 shares outstanding, respectively	1,542	1,509
Capital in excess of par value	1,597,244	1,585,034
Retained earnings	1,324,854	1,098,694
Treasury stock, at cost: 3,095 and 6,365 shares, respectively	(106,668)	(168,090)
Accumulated other comprehensive loss	(28,695)	(15,461)

Total stockholders’ equity excluding non-controlling interest	2,788,277	2,501,686
Non-controlling interest	—	42,285

Total liabilities and stockholders’ equity	$4,358,935	$4,147,656

(1)	Synopsys’ fourth quarter of fiscal 2013 and 2012 ended on November 2, 2013 and November 3, 2012, respectively. For presentation purposes, we refer to periods ended October 31. Synopsys’ first quarter of fiscal 2012 included an extra week; its fiscal 2013 and fiscal 2012 were 52-week and 53-week years, respectively.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$247,800	$182,402
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	187,404	156,840
Stock compensation	67,511	71,414
Allowance for doubtful accounts	102	3,754
Write-down of long-term investments	—	452
Gain on sale of investments	(868)	(650)
Deferred income taxes	(676)	12,850
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	37,590	(53,395)
Prepaid and other current assets	(12,063)	15,199
Other long-term assets	(27,468)	(10,231)
Accounts payable and other liabilities	(1,135)	42,960
Income taxes	(2,306)	(43,113)
Deferred revenue	814	107,586

Net cash provided by operating activities	496,705	486,068
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	—	166,132
Purchases of short-term investments	—	(18,179)
Proceeds from sales of long-term investments	989	506
Proceeds from sale of property and equipment	2,000	—
Purchases of property and equipment	(65,459)	(54,191)
Cash paid for acquisitions, net of cash acquired	—	(970,089)
Capitalization of software development costs	(3,609)	(3,302)

Net cash used in investing activities	(66,079)	(879,123)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(3,913)	(6,252)
Proceeds from credit facility and term loan	—	250,000
Acquisition of non-controlling interest	(44,004)	—
Repayment of debts	(30,712)	(136,156)
Issuances of common stock	131,914	175,896
Purchases of treasury stock	(145,017)	(40,000)
Other	(6,253)	—

Net cash (used in) provided by financing activities	(97,985)	243,488
Effect of exchange rate changes on cash and cash equivalents	(10,582)	(5,128)

Net change in cash and cash equivalents	322,059	(154,695)
Cash and cash equivalents, beginning of the year	700,382	855,077

Cash and cash equivalents, end of the period	$1,022,441	$700,382

(1)	Synopsys’ fourth quarter of fiscal 2013 and 2012 ended on November 2, 2013 and November 3, 2012, respectively. For presentation purposes, we refer to periods ended October 31. Synopsys’ first quarter of fiscal 2012 included an extra week; its fiscal 2013 and fiscal 2012 were 52-week and 53-week years, respectively.